Exhibit 99.1

Casa Systems Announces CEO Transition and Reports Fourth Quarter and Full Year 2022 Financial Results

Jerry Guo to Retire as President and CEO, Remains on Casa Board of Directors

Bruce Evans Appointed New Chairman of Expanded Board of Directors

Scott Bruckner Joins the Board of Directors

Q4 Revenue of $84.4 Million Slightly Exceeds High End of Preliminary Guidance

GAAP Net Income of $1.2 Million and Positive Net Adjusted EBITDA of $5.2 Million for Quarter

Debt Reduced by $49.2 Million to $226.0 Million during Q4

Provides Full Year Revenue and Net Adjusted EBITDA Guidance

Andover, Mass. – March 14, 2023 – Casa Systems, Inc. (Nasdaq: CASA), a leading provider of cloud-native software and physical broadband technology solutions for wireless, cable, and fixed networks, today announced that the Company’s President and Chief Executive Officer will be retiring, and reported its financial results for the fourth quarter and year ended December 31, 2022.

The Company announced that Jerry Guo will be retiring as CEO and President effective March 17, 2023. He will remain as an active member of the Casa Systems’ Board of Directors. Mr. Guo founded the Company in 2003 and has been instrumental in directing the Company’s technology vision, global operations, and growth. The Board has retained an executive search firm to identify Mr. Guo’s successor. Edward Durkin, the Company’s CFO, will serve as Interim CEO until the Company’s new CEO is hired, with advisory assistance to be received from Jerry, and with functional support across all other disciplines from the Casa senior management team.

“On behalf of the Board, the management team, and employees, I would like to thank Jerry for his leadership and dedicated years of service to Casa Systems since founding the Company 20 years ago in 2003,” said Bruce Evans, Chairman of the Board. “Jerry has worked tirelessly to build Casa Systems into a leading global provider of cloud-native and broadband technology solutions while constructing the solid foundation that will support Casa Systems multi-year transformation. As Jerry departs from his daily operational and executive duties, we look forward to Jerry's continued leadership as an active member of our Board, and wish him much happiness in his retirement. We are also pleased to announce the appointment of Scott Bruckner to the newly expanded Board of Directors. Scott previously served as Casa Systems Chief Financial Officer, has a deep understanding of the Company’s business, strategy, major customers and ecosystem partners, and also brings a wealth of domain experience and expertise to the expanded Casa Board.

Mr. Evans continued, “As we move forward, we will be focused on delivering consistent, annual top line revenue growth, with improved gross and net margins. We believe 2023 will be an important first year of this new era for Casa Systems as we continue to deliver our innovative solutions to market, focus deeply on the needs of our global customers, prioritize a return to growth and profitability, and address our Term Loan B debt facility before its contractual maturity in late December 2023.”

“It is with a heavy heart that I will be saying goodbye to daily interactions with my colleagues at Casa Systems, my comrades-in-arms, in good times and tough times. It has been a privilege to have worked with my co-founders and co-workers over the last 20 years. I want to thank my tremendously talented colleagues for their dedication, ingenuity, and perseverance. I have strong confidence that the market-leading Casa technologies and solutions related to cloud-native software and innovative hardware which we have built will help transform the telecom industry like we have envisioned. I am excited about the future of Casa Systems, and look forward to assisting the Company in this important next chapter of Casa’s transformation,” said Mr. Guo.

With respect to fourth quarter and 2022 financial results, the Company announced the following:

Fourth Quarter 2022 Financial & Operational Highlights

•
Revenue of $84.4 million
•
GAAP net income of $1.2 million
•
Non-GAAP net income of $5.3 million
•
GAAP net income per fully diluted share of $0.01
•
Non-GAAP net income per fully diluted share of $0.05
•
Net Adjusted EBITDA of $5.2 million
•
Cash, cash equivalents and restricted cash of $129.4 million at quarter end

Fiscal Year 2022 Financial & Operational Highlights

•
Revenue of $286.5 million
•
GAAP net loss of $(79.2) million
•
Operating cash burn for the year of $(8.6) million
•
Non-GAAP net loss of $(65.1) million
•
GAAP net loss per fully diluted share of $(0.86)
•
Non-GAAP net loss per fully diluted share of $(0.71)
•
Adjusted EBITDA of $(41.8) million
•
2022 results include charge to cost of revenue of $12.8 million for a customer warranty settlement as previously disclosed in Q3 2022
•
Net Adjusted EBITDA of $(29.0) million

Mr. Durkin commented, “Casa ended 2022 with strong Q4 revenue results and a return to GAAP net income and positive Net Adjusted EBITDA results. I am pleased that Casa exceeded the high end of our preliminary revenue guidance provided in late January 2023, which results were primarily driven by a strong quarter for Cable revenues as we closed significant expansion deals with major cable MSO's in Europe and APAC. We also experienced continued improvement in the supply chain for our fixed wireless and fiber extension products during Q4."

Mr. Durkin continued, “Looking forward, 2023 will be a critical year for Casa Systems as we continue to bring our innovative solutions to market while focusing on a return to growth, profitability and cash-and-capital efficient operating results. Our recent success at Mobile World Congress highlighted the positive momentum in our innovative cloud-native 5G Core and MEC solutions, where several of our key partners made announcements regarding their work with Casa. Our truly cloud-native 5G Core and MEC solutions are recognized by many customers, prospects and partners as very efficient and highly scalable solutions which are optimized for next-generation cloud computing requirements, providing us great confidence that we will be able to achieve our future Cloud growth goals in 2023 and beyond. In addition, we were also awarded a large VCCAP deal late in Q4 2022 with a major European cable MSO with delivery to occur later in 2023, and new business with a US-based CSP for one of our new access device solutions, with product shipments related to this new access device award planned to occur in the second half of 2023 as well.

Mr. Durkin added, “Given this recent sales success and the improved visibility we have into our business as a result of our strong backlog entering 2023, our balance sheet deferred revenue and our strong sales pipeline starting the year, we are re-establishing annual revenue and Net Adjusted EBITDA guidance. For 2023 we expect Casa to return to growth and profitability. We believe revenues for the year will be somewhat back-end weighted due to several factors, including the timing of backlog shipments, supply chain considerations, anticipated timing of the closing of deals in our sales pipeline, revenue recognition related to deferred revenue on the balance sheet, as well as the shipment of our 4G/5G enterprise small cell radios in the second half of 2023, pursuant to closed supply contracts now in place."

“Finally, I am pleased to report we have engaged J.P. Morgan to lead Casa’s efforts to extend our debt maturity profile prior to the contractual maturity of our Term Loan B facility which now matures in December 2023, ” concluded Mr. Durkin.

Customer Dispute Successful Resolution

As previously disclosed, on July 21, 2022, Casa Systems received written notification from a significant customer of one of its international subsidiaries, of alleged costs incurred and expected to be incurred by that customer with respect to an ongoing warranty matter relating to field replacements of failed units for one particular product. The failure was attributable to an unauthorized part substitution in 2019 by a supplier to the subsidiary. This customer was seeking up to $56.0 million in recovery of past and estimated future costs. As disclosed on January 31, 2023, this matter was satisfactorily and amicably resolved in Q4, and there was no material change to the warranty settlement charge of $12.9 million that was recorded in Q3 within cost of revenue. The first of four annual equal cash payments related to this settlement was made in December 2022 as provided in the settlement agreement.

Term Loan B Refinancing

Casa Systems has retained J.P. Morgan Chase Bank, N.A. (“J.P. Morgan”) to assist the Company in analyzing and evaluating potential alternatives for our Term Loan B facility maturity.

2023 Financial Outlook and Current Guidance

For the fiscal year 2023, the Company currently expects:

•
Revenue between $300 million and $325 million
•
Positive Net Adjusted EBITDA for the year

Recent Verbal Notification from Major Cable Customer

Casa Systems was recently notified by a major North American cable customer that the Company will not currently be receiving orders from this large customer related to their cable broadband infrastructure upgrade project, which the Company had anticipated receiving in the second half of 2023. This recent development has been reflected in the foregoing 2023 financial guidance provided by the Company.

No Exposure To Silicon Valley Bank (“SVB”) Failure

The Company has no cash exposure to the recent Silicon Valley Bank failure, as the Company had no cash deposits with SVB. The Company uses Bank of America for the vast majority of its banking requirements, including cash management.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss its financial results for the fourth quarter and year ended December 31, 2022, and its business outlook at 5:00 p.m. Eastern Time today, March 14, 2023. The conference call can be heard via webcast in the investor relations section its website at

http://investors.casa-systems.com, or by dialing 1-877-407-4019 in the United States or 1-201-689-8337 from international locations with Conference ID 13735450. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of Casa Systems’ website for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa Systems” or "Casa" or the “Company” or “we”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “are optimistic”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “will”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) our ability to fulfill our customers’ orders due to supply chain delays, access to key commodities or technologies or events that impact our manufacturers or their suppliers, including the lingering effects of the COVID-19 pandemic; (2) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (3) the concentration of a substantial portion of our revenue in certain customers; (4) fluctuations in our revenue due to timing of large orders and seasonality; (5) the length and lack of predictability of our sales cycle; (6) any difficulties we may face in expanding our platform into the wireless market; (7) any failure to maintain the synergies we have realized from our acquisition of NetComm; (8) increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates and interest rates; (9) our ability to effectively transition our chief executive officer role and (10) other factors discussed in the “Risk Factors” section of our public reports filed with the Securities and Exchange Commission (the “SEC”), including our most recent Quarterly Report on Form 10-Q and our most recent Annual Report on Form 10-K, which are on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA, net adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net (loss) income as reported in our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense and amortization of acquired intangible assets, which are non-cash charges; adjustments to the tax provision for the CARES Act; and the tax effect on these excluded items. We believe that excluding amortization expense of acquired intangible assets results in more useful disclosure to investors and others as it is a significant non-cash charge related to an event that is generally infrequent based on our historical activities. We further note that while amortization of acquired intangible assets is excluded from the measures, the revenue of the acquired company is reflected in the measures and the acquired assets contribute to revenue generation. The tax effect of the excluded items was calculated based on specific calculations of each item’s effect on the tax provision. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net (loss) income per share reported in our condensed consolidated statements of operations, excluding the impact of items that we exclude in calculating non-GAAP net income. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net (loss) income, excluding the impact of stock-based compensation expense; other income (expense), net; depreciation and amortization expense; and our (benefit from) provision for income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that, by excluding the impact of these expenses, adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Net Adjusted EBITDA. We define net adjusted EBITDA as our net (loss) income, excluding the impact of items that we exclude in calculating adjusted EBITDA; and our warranty settlement provision, as warranty provisions of this significance have not and are not expected to impact our results on a recurring basis. Management and the board of directors believe that, by excluding the impact of this expense, net adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property, equipment and software licenses, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and to make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results and enhance the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•
each of non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and net adjusted EBITDA exclude stock-based compensation expense and amortization of acquired intangible assets because they have recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business;

•
adjusted EBITDA and net adjusted EBITDA exclude depreciation and amortization expense, and although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•
adjusted EBITDA and net adjusted EBITDA do not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us;

•
adjusted EBITDA and net adjusted EBITDA do not reflect foreign currency transaction gains and losses, which are reflected in other income (expense), net;

•
adjusted EBITDA and net adjusted EBITDA do not reflect income tax payments that reduce cash available to us;

•
net adjusted EBITDA does not reflect the estimated warranty settlement provision which is expected to reduce cash available to us;

•
free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•
free cash flow may not represent the total increase or decrease in cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•
other companies, including companies in our industry, may not use or report non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA, net adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures.” We are not able to provide a reconciliation of non-GAAP Net Adjusted EBITDA guidance for future periods to net income (loss), the comparable GAAP measure, because certain items that are excluded from non-GAAP Net Adjusted EBITDA cannot be reasonably predicted or are not in our control.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers the core-to-customer building blocks to speed 5G transformation with future-proof solutions and cutting-edge bandwidth for all access types. In today’s increasingly personalized world, Casa Systems creates disruptive architectures built specifically to meet the needs of service provider networks. Our suite of open, cloud-native network solutions unlocks new ways for service providers to build networks without boundaries and maximize revenue-generating capabilities. Commercially deployed in more than 70 countries, Casa Systems serves over 475 Tier 1 and regional communications service providers worldwide. For more information, visit http://www.casa-systems.com.

CONTACT INFORMATION:

IR Contacts

Dennis Daly

Casa Systems

978-688-6706 ext. 6310

investorrelations@casa-systems.com

or

Mike Cummings or Jackie Marcus

Alpha IR Group

617-982-0475

investorrelations@casa-systems.com

Source: Casa Systems

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$84,403	$105,099	$286,537	$401,325
Cost of revenue	48,531	59,098	170,068	213,145
Warranty settlement provision	(104)	—	12,803	—
Gross profit	35,976	46,001	103,666	188,180
Operating expenses:
Research and development	17,698	20,883	85,243	84,362
Selling, general and administrative	20,162	21,071	86,903	85,563
Total operating expenses	37,860	41,954	172,146	169,925
(Loss) income from operations	(1,884)	4,047	(68,480)	18,255
Other income (expense):
Interest income	1,182	65	2,300	362
Interest expense	(5,350)	(3,072)	(17,620)	(14,958)
Gain on extinguishment of debt	2,728	—	2,728	—
(Loss) gain on foreign currency, net	(359)	(760)	1,730	(2,113)
Other income, net	467	1,314	752	1,948
Total other expense, net	(1,332)	(2,453)	(10,110)	(14,761)
(Loss) income before (benefit from) provision for income taxes	(3,216)	1,594	(78,590)	3,494
(Benefit from) provision for income taxes	(4,456)	67	615	287
Net income (loss)	$1,240	$1,527	$(79,205)	$3,207

Net income (loss) per share:
Basic	$0.01	$0.02	$(0.86)	$0.04
Diluted	$0.01	$0.02	$(0.86)	$0.04

Weighted-average shares used to compute net income (loss) per share:
Basic	94,642	86,048	91,596	85,253
Diluted	96,182	88,220	91,596	88,857

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$1,240	$1,527	$(79,205)	$3,207
Stock-based compensation	4,103	3,574	13,281	14,819
Amortization of acquired intangible assets	1,347	1,426	5,542	5,704
Tax benefit from release of DTA reserve	—	1,267	—	(5,830)
Tax effect of excluded items	(1,348)	(1,249)	(4,718)	(5,119)
Non-GAAP net income (loss)	$5,342	$6,545	$(65,100)	$12,781
Non-GAAP net income (loss) margin	6.3%	6.2%	(22.7)%	3.2%

Reconciliation of Diluted Net Income (Loss) Per Share to Non-GAAP Diluted Net Income (Loss) Per Share:
Diluted net income (loss) per share	$0.01	$0.02	$(0.86)	$0.04
Non-GAAP adjustments to net income (loss)	0.04	0.05	0.15	0.10
Non-GAAP diluted net income (loss) per share	$0.05	$0.07	$(0.71)	$0.14
Weighted-average shares used in computing diluted net income (loss) per share	96,182	88,220	91,596	88,857

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Adjusted EBITDA:
Net income (loss)	$1,240	$1,527	$(79,205)	$3,207
Stock-based compensation	4,103	3,574	13,281	14,819
Amortization of acquired intangible assets	1,347	1,426	5,542	5,704
Depreciation and amortization	1,690	2,268	7,831	9,976
Other expense	1,332	2,453	10,110	14,761
(Provision for) benefit from income taxes	(4,456)	67	615	287
Adjusted EBITDA	5,256	11,315	(41,826)	48,754
Warranty settlement provision	(104)	—	12,803	—
Net Adjusted EBITDA	$5,152	$11,315	$(29,023)	$48,754
Net Adjusted EBITDA margin	6.1%	10.8%	(10.1)%	12.1%

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow:
Net cash (used in) provided by operating activities	$(20,297)	$18,401	$(8,634)	$33,598
Purchases of property and equipment and software licenses	(1,094)	(922)	(4,419)	(5,326)
Free cash flow	$(21,391)	$17,479	$(13,053)	$28,272

Summary of Stock-Based Compensation Expense:
Cost of revenue	$29	$42	$121	$137
Research and development	859	694	2,972	2,665
Selling, general and administrative	3,215	2,838	10,188	12,017
Total	$4,103	$3,574	$13,281	$14,819

Summary of Revenue:
Product revenue:
Wireless	20,973	54,152	89,020	170,233
Fixed-line broadband	15,279	14,808	57,904	66,017
Cable	34,174	22,963	90,623	117,692
Product revenue	$70,426	$91,923	$237,547	$353,942
Service revenue:
Wireless	3,372	2,122	7,735	5,538
Fixed-line broadband	871	1,560	3,898	5,034
Cable	9,734	9,494	37,357	36,811
Service revenue	$13,977	$13,176	$48,990	$47,383
Total revenue	$84,403	$105,099	$286,537	$401,325

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$126,312	$154,703
Accounts receivable, net	74,484	85,774
Inventory	81,795	84,828
Prepaid expenses and other current assets	2,836	5,746
Prepaid income taxes	6,352	23,963
Total current assets	291,779	355,014
Property and equipment, net	19,518	23,508
Right-of-use assets	5,199	—
Accounts receivable, net of current portion	—	115
Deferred tax assets	—	101
Goodwill	50,177	50,177
Intangible assets, net	25,759	31,144
Other assets	5,862	8,648
Total assets	$398,294	$468,707
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,283	$28,087
Accrued expenses and other current liabilities	31,825	41,382
Accrued income taxes	4,298	4,991
Deferred revenue	31,305	14,473
Lease liability	2,040	—
Current portion of long-term debt, net of unamortized debt issuance costs	225,161	1,924
Total current liabilities	323,912	90,857
Accrued income taxes, net of current portion	6,640	7,732
Deferred tax liabilities	1,490	5,293
Deferred revenue, net of current portion	5,529	7,012
Lease liability, long-term	3,416	—
Long-term debt, net of current portion and unamortized debt issuance costs	—	274,193
Other liabilities, net of current portion	7,906	1,701
Total liabilities	348,893	386,788

Stockholders’ equity:
Common stock	98	88
Treasury stock	(14,837)	(13,645)
Additional paid-in capital	244,675	193,654
Accumulated other comprehensive (loss) income	(2,305)	878
Accumulated deficit	(178,230)	(99,056)
Total stockholders’ equity	49,401	81,919
Total liabilities and stockholders’ equity	$398,294	$468,707

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Year Ended December 31,
	2022	2021
Operating activities:
Net (loss) income	$(79,205)	$3,207
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	13,373	15,680
Stock-based compensation	13,281	14,819
Deferred income taxes	(3,702)	(931)
Change in provision for excess and obsolete inventory	17,245	2,070
Change in provision for doubtful accounts	519	59
Gain on disposal of assets	275	37
Non-cash operating lease expense	2,370	—
Gain on extinguishment of debt	(2,728)	—
Changes in operating assets and liabilities:
Accounts receivable	10,522	8,186
Inventory	(14,419)	14,101
Prepaid expenses and other assets	5,658	(2,017)
Prepaid income taxes	17,618	(9,884)
Accounts payable	1,978	(12,046)
Accrued expenses and other current liabilities	(2,677)	2,148
Operating lease liabilities	(2,366)	—
Accrued income taxes	(1,786)	(4,240)
Deferred revenue	15,410	2,409
Net cash (used in) provided by operating activities	(8,634)	33,598
Investing activities:
Purchases of property and equipment	(3,705)	(3,887)
Purchases of software licenses	(714)	(1,439)
Net cash used in investing activities	(4,419)	(5,326)
Financing activities:
Principal repayments of debt	(48,878)	(16,275)
Proceeds from exercise of stock options	327	2,262
Employee taxes paid related to net share settlement of equity awards	(2,106)	(6,465)
Proceeds from sale of common stock, net of issuance costs	39,370	—
Payments of dividends and equitable adjustments	(1)	(98)
Repurchases of common stock	(1,192)	(8,819)
Net cash used in financing activities	(12,480)	(29,395)
Effect of exchange rate changes on cash and cash equivalents	(2,846)	466
Net decrease in cash, cash equivalents and restricted cash	(28,379)	(657)
Cash, cash equivalents and restricted cash at beginning of period	157,804	158,461
Cash, cash equivalents and restricted cash at end of period	$129,425	$157,804
Supplemental disclosures of cash flow information:
Cash paid for interest	$16,134	$16,944
Cash paid for income taxes	$7,911	$10,194
Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$90	$200